UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2010

The Dolan Company
(Exact name of registrant as specified in its charter)

Delaware	001-33603	43-2004527
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 South Ninth Street, Suite 2300 Minneapolis, Minnesota	55402
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (612) 317-9420

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 1, 2010, we issued a press release announcing our acquisition of DataStream Content Solutions, LLC (“DataStream”), effective December 1, 2010.  A copy of the press release announcing this acquisition is attached to this current report as Exhibit 99 and incorporated herein by reference.  We paid $15 million in cash upon closing of the transaction.  We used available cash to fund the closing payment.  We held back an additional $1.5 million of cash consideration to secure customary indemnification obligations of the DataStream sellers.  Subject to settlement of amounts owed, if any, under these indemnification obligations, we will pay the $1.5 million to the sellers on June 1, 2012.  Furthermore, an additional amount of up to $4 million may be paid to the sellers over a two-year period if specific EBITDA earn-out targets for DataStream are met for the years ending December 31, 2011 and December 31, 2012.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description of Exhibits

99	Press Release of the Company dated December 1, 2010

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLAN MEDIA COMPANY

By:	/s/ Vicki J. Duncomb
Name: Vicki J. Duncomb
Its: Vice President and Chief Financial Officer

Dated: December 1, 2010

Exhibit Index

Exhibit
Number	Description of Exhibits

99	Press Release of the Company dated December 1, 2010